Exhibit 10.4

CONSENT AND AGREEMENT

This CONSENT AND AGREEMENT (the “Consent”) is made on February 8, 2024 (the “Effective Date”), by and between the undersigned investor (the “Holder”) and Akerna Corp., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company is party to that certain Securities Purchase Agreement, dated as of October 5, 2021 (as amended, restated, extended, replaced or otherwise modified from time to time, the “Securities Purchase Agreement”), by and among the Company, the Holder and the other investors party thereto (the “Other Holders”, and together with the Holder, the “Holders”) and HT Investments MA LLC, in its capacity as collateral agent to the Holders (the “Collateral Agent”), pursuant to which the Company sold certain senior secured convertible notes (the “Notes”) to the Holders (capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement);

WHEREAS, as security for the repayment of the Company’s obligations under the Notes, the Company and certain subsidiaries of the Company entered into that certain Amended and Restated Security and Pledge Agreement dated as of October 5, 2021 (the “Security Agreement”), that certain Amended and Restated Intellectual Property Security Agreement dated October 5, 2021 (the “Intellectual Property Security Agreement”) and a guaranty dated October 5, 2021 (the “Guaranty”) (in each case as the same may be amended, restated, extended, restructured, refinanced, replaced, supplemented or otherwise modified from time to time, collectively, the 2021 Securities Purchase Agreement, the Security Agreement, the Intellectual Property Security Agreement and the Guaranty, the “Senior Credit Agreements”) pursuant to which, among other things, the Company and its subsidiaries signatory thereto (the “Credit Parties’) agreed to secure their obligations arising under and related to the Securities Purchase Agreement and the Notes by granting the Collateral Agent, in its capacity as collateral agent to the Holders, a first priority security interest on substantially all of the assets of the Company and its material subsidiaries, including, without limitation, a pledge by the Company of all of membership interests (the “Membership Interests”) of its wholly-owned subsidiary MJ Freeway LLC, a Colorado limited liability company (“MJF”) held by the Company and by granting the Collateral Agent a guaranty of the payment of the Compamny’s obligations under the Notes;

WHEREAS, the Company has entered into that certain Securities Purchase Agreement (“MJA SPA”) by and between the Company, Akerna Canada Ample Exchange Inc. and MJ Acquistion Corp (“MJA”) dated April 27, 2023, under which the Company will sell to MJA all of the Membership Interests (the “Sale Transaction”).

WHEREAS, the Company, Gryphon Digital Mining, Inc. (“Gryphon”) and Akerna Merger Co., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger, dated January 27, 2023 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Gryphon (the “Merger”), with Gryphon surviving the Merger as a wholly owned subsidiary of the Company.

WEHREAS, in connection with the entry by the Company and Gryphon into the Merger Agreement, the Company and the Holder entered into an Exchange Agreement dated January 27, 2023 (as amended, the “Exchange Agreement”) pursuant to which, among other things, conditioned upon the terms and conditions set forth therein, including the payment of the Company Optional Redemption Price of the Existing Note pursuant to the Cash Sweep and issuance and delivery of the Final Closing Exchange Shares at the Final Closing, the Holder agreed to consent to this Release and Termination.

WHEREAS, the Holder desires to consent to the releases and termination of the Senior Credit Agreements pursuant to the terms and conditions set forth herein and to instruct the Collateral Agent to execute and perform the terms and conditions of that certain release and termination agreement attached hereto as Exhibit A (the “Release and Termination”); and

WHEREAS, concurrently herewith, each Other Holder has received a consent in the form of this Consent (each, an “Other Consent”, and together with this Consent, the “Consents”) and the Company is seeking to obtain Consents from each of the Holders.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Consent and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree asfollows:

1. Release of Security Interest and Termination of Senior Credit Agreements. Effective as of the time each Holder, severally, and the Company shall have executed and delivered to the Collateral Agent and the Company a duly and fully executed irrevocable consent in the form of this Consent (the “Sale Transaction Effective Time”), the Holder hereby irrevocably consents to (i) the Collateral Agent’s irrevocable and unconditional release and forever discharge of (A) its security interest (including any lien, claim or encumbrances related thereto) in the Credit Parties, (B) its security interest (including any lien, claim or encumbrances related thereto) in the Collateral (as defined in the Security Agreement and the IP Agreement) of the Credit Parties, (C) the obligations of the Credit Parties party to the Guaranty and (ii) the Collateral Agent’s agreement that each of the Senior Credit Agreement is hereby terminated and shall be of no further force and effect without the necessity of any further action on the part of the Credit Parties, the Collateral Agent, any Holder or any other Person, subject in each case to the unqualified satisfaction of the terms and conditions of such release and agreement to termination as set forth in the Release and Termination.

2. No Material Information. On or before 8:30 a.m., New York City time, on the first (1st ) Business Day occurring after the Effective Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching this Agreement as an exhibit to such filing (the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, no Holder nor the Collateral Agent shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and each Holder, the Collateral Agent and/or any of their affiliates on the other hand, will terminate as of the date of filing of the 8-K Filing and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Holder and/or the Collateral Agent, as applicable, with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date of the 8-K Filing without the express prior written consent of such Holder and/or the Collateral Agent, as applicable. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

3. Counterparts. This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

4. No Strict Construction. The language used in this Consent will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5. Headings. The headings of this Consent are for convenience of reference and shall not form part of, or affect the interpretation of, this Consent.

6. Severability. If any provision of this Consent is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Consent so long as this Consent as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7. Amendments. No provision of this Consent may be amended other than by an instrument in writing signed by the Company, the Holder, and Wilcompute.

8. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Consent and the consummation of the transactions contemplated hereby.

9. Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

10. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Consent shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Consent and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CONSENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Holder and this Consent. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Consent shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Consent shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder; and provided further that no amendment or modification to this Agreement shall have the effect of (a) limiting the scope of the releases of security interests contemplated by this Consent or the Releases; or (b) increasing or granting a security interest (including any lien, claim or encumbrances related thereto) in the Ample Shares or in the Collateral (as defined in the Security Agreement and the IP Agreement) of the Company covered by the IP Assignment Agreement. The provisions of this Section 13 shall apply similarly and equally to each Settlement Document.

12. Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Consent are several and not joint with the obligations of any Other Holder, and the Holdershall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Consent. Nothing contained herein or in any Other Consent, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Consent or any Other Consent and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Consent or any Other Consent. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Consent, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Consent to be duly executed as of the date first written above.

COMPANY:

AKERNA CORP.

By:
	Name:	Jessica Billingsley
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Consent to be duly executed as of the date first written above.

HOLDER:

By:
Name:
	Title:	Authorized Signatory

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